Exhibit 3.1

AMENDED AND RESTATED

BY−LAWS

OF

OVERSEAS SHIPHOLDING GROUP, INC.

ARTICLE I

OFFICES

                        SECTION 1.               Delaware Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware, but the location of said office may be changed from time to time, to any other place within the State of Delaware, in the manner provided by law.

                        SECTION 2.               Other Offices. The Corporation may have an office or offices at such other places in the United States or elsewhere as the Board of Directors may from time to time determine.

ARTICLE II

MEETING OF STOCKHOLDERS

                        SECTION 1.               Annual Meeting. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before said meeting shall be held on the third Tuesday in May or any subsequent date in the months of May or June of each year, the specific date, hour and place, within or without the State of Delaware, to be determined in advance by the Board of Directors and stated in the notice of said meeting. Said meeting may be adjourned from day to day until its business is completed.

                        SECTION 2.               Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the President or any Vice President, or by resolution of the Board of Directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting or as may be otherwise required by the Certificate of Incorporation of the Corporation. The business transacted at any special meeting shall be limited to the purposes stated in the notice.

                        SECTION 3.               Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than fifty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

                        SECTION 4.               Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum at all meetings of the stockholders. If a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting any business may be transacted that might have been transacted at the original meeting. If any adjournment, whether a quorum is present or not, is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, directors shall be elected by a plurality and other corporate action shall be authorized by a majority of the votes cast by the holders of stock entitled to vote thereon, unless the question is one upon which by express provision of law or of the Certificate of Incorporation or of these By−Laws a larger or different vote is required, in which case such express provision shall govern. The stockholders present or represented at any duly called and held meeting at which a quorum is present or represented may continue to transact business until adjournment, irrespective of the withdrawal of any stockholders from the meeting.

                        SECTION 5.               Organization. The President, or in his absence, the Executive Vice President, or in the absence of both of said officers, a Vice President designated by the President or by the Board of Directors, shall preside at all meetings of stockholders. The Secretary, or in his absence an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary, any person designated by the President or other person presiding at the meeting, shall act as secretary of the meeting.

                        SECTION 6.               Order of Business. The Order of Business at all meetings of stockholders, unless otherwise determined by a vote of the holders of a majority of the number of shares present in person or represented by proxy thereat, shall be determined by the presiding officer.

                        At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the annual meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Article II, Section 6, who is entitled to vote at the meeting and who complies with the procedures set forth in this Article II, Section 6.

                        For business properly to be brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (3) the series and number of shares of stock of the Corporation which are beneficially owned by the stockholder; (4) any material interest of the stockholder in such business; and (5) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such stockholder's proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Article II, Section 6. The presiding officer of an annual meeting may refuse to permit any business to be brought before an annual meeting which fails to comply with the foregoing procedures or, in the case of a stockholder proposal, if the stockholder solicits proxies in support of such stockholder's proposal without having made the representation required by clause (5) above.

                        SECTION 7.               Proxies and Voting of Shares. Except as otherwise provided in the Certificate of Incorporation of the Corporation, and subject to the provisions and limitations herein and therein contained, at all meetings of the stockholders each stockholder of record shall be entitled to cast one vote for each share of stock held by him of record, as shown on the record of stockholders of the Corporation. At any meeting of stockholders, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting may exercise such voting right either in person or by proxy appointed by an instrument in writing, which shall be filed with the secretary of the meeting before being voted. Except as otherwise expressly required by statute, the vote on any question need not be by written ballot.

                        SECTION 8.               Action by Consent of Stockholders. Except as otherwise provided by law, any action required by law to be taken at any annual or special meeting of stockholders or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

                        SECTION 1.               Power and Duties of the Board of Directors. The Board of Directors shall have the general management of the affairs, property and business of the Corporation and may adopt such rules and regulations for that purpose and for the conduct of their meetings as they may deem proper. The Board may exercise and shall be vested with the powers of the Corporation insofar as not inconsistent with law, the Certificate of Incorporation or with these By−Laws.

                        SECTION 2.               Number and Qualifications. Except as the Certificate of Incorporation may otherwise provide, the authorized number of directors constituting the whole Board shall not be less than three (3) nor more than seventeen (17). As of the date hereof, the whole Board shall consist of thirteen directors. The authorized number of directors, within the limits above specified, may be changed by the affirmative vote of a majority of the whole Board at any regular or special meeting of the Board of Directors, provided that the number of directors shall not be reduced by action of the Board of Directors below the number of directors then in office. Directors need not be stockholders of the Corporation.

                        No more of the directors than a minority of the number necessary to constitute a quorum shall be persons other than citizens of the United States.

                        SECTION 3.               Election and Term. Except as otherwise provided by law or by these By−Laws, the directors of the Corporation elected after the election of the first Board shall be elected at an annual meeting of stockholders in each year. Each director shall be elected to serve until the next annual meeting of stockholders and until a successor shall have been duly elected and shall qualify.

                        SECTION 4.               Notification of Nominations. Nominations for the election of directors may be made by the Board or by any stockholder who is a stockholder of record at the time of giving of the notice of nomination provided for in this Article III, Section 4 and who is entitled to vote for the election of directors. Any stockholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (1) with respect to an election to be held at an annual meeting of the stockholders, not less than 60 days nor more than 90 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; and (2) with respect to an election to be held at a special meeting of the stockholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting. Each such notice shall set forth: (1) the name and address, as they appear on the Corporation's books, of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated; (2) the series and number of shares of stock of the Corporation which are beneficially owned by the stockholder; (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote in the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (5) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; (6) the executed written consent of each nominee to serve as a director of the Corporation if so elected; and (7) if the stockholder intends to solicit proxies in support of such stockholder's nominee(s), a representation to that effect. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in favor of such stockholder's nominee(s) without having made the representations required by the immediately preceding sentence. Only such persons who are nominated in accordance with the procedures set forth in this Article III, Section 4 shall be eligible to serve as directors of the Corporation.

                        Notwithstanding anything in the immediately preceding paragraph of this Article III, Section 4 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by the Corporation at least 90 days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder's notice required by this Article III, Section 4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                        SECTION 5.               Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or, in the absence of such determination, as may be specified in the call of any meeting.

                        SECTION 6.               Regular Meetings. After each annual meeting of stockholders for the election of directors or as soon thereafter as may be convenient, the newly elected Board of Directors shall meet for the purpose of organization and the transaction of such other business as may properly come before the meeting. Such meeting shall be held at the place where the annual meeting of stockholders was held at which the directors were elected, or at such other place as may have been designated by the Board of Directors or as may be fixed by consent of all of the newly elected directors. Notice of such meeting need not be given. Regular meetings of the Board of Directors shall be held at such time and place, either within or outside of the State of Delaware, as may be determined by resolution of the Board. No notice of a regular meeting need be given and any business may be transacted at a regular meeting, except as otherwise provided by law, the Certificate of Incorporation or these By−Laws.

                        SECTION 7.               Special Meetings. Special meetings of the Board of Directors may be called from time to time by the President or the Executive Vice President, and shall be called by them at the written request of any three or more directors. Each special meeting of the Board shall be held at such date, time, and place, either within or outside of the State of Delaware, as shall be designated in the call of such meeting.

                        SECTION 8.               Notice of Special Meeting. Notice of a special meeting of the Board of Directors, stating the place, date and hour thereof, shall be given by mail, telegram, or cable addressed to each director at his residence or business address not less than five days before the day of the meeting or by delivering the same to him at his residence or business address not less than two days before the day of the meeting. Except as otherwise required by statute or these By−Laws, no notice or waiver of notice of a special meeting of the Board need state the purpose or purposes of such meeting, and any business may be transacted thereat.

                        SECTION 9.               Quorum. A majority of the directors then in office, but in no event less than one−third of the whole Board, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a quorum be present at a meeting, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present. Except as otherwise provided by law, by the Certificate of Incorporation or by these By−Laws, when a quorum is present at any meeting of the Board of Directors, a majority of the directors present at such meeting shall decide any question brought before such meeting and the action of such majority shall be deemed to be the action of the Board.

                        SECTION 10.               Organization. The President or, in his absence, the Executive Vice President, or, in the absence of both of said officers, any director selected by vote of a majority of the directors then present, shall preside over each meeting of the Board of Directors. The Secretary, or in his absence an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary, any person designated by the President or other person presiding at the meeting, shall act as secretary of the meeting.

                        SECTION 11.               Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity.

                        SECTION 12.               Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or by any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE IV

COMMITTEES

                        SECTION 1.               Executive Committee. The Board of Directors may by resolution or resolutions adopted by a majority of the whole Board, designate three or more of its number to constitute an Executive Committee, which to the extent provided in said resolution or resolutions shall have and may exercise all the powers and authority of the Board except as otherwise provided by law or by the Certificate of Incorporation. Only United States citizens may be members of the Executive Committee. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve the Executive Committee. The Executive Committee may hold meetings and makes rules for the conduct of its business. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business by said Committee, and it may act by affirmative vote of a majority of those present at a meeting at which a quorum is present. All action of the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action.

                        SECTION 2.               Other Committees. The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board, designate one or more other committees, each such committee to consist of one or more of the directors of the Corporation, and to have only such powers as may be provided in said resolution or resolutions.

ARTICLE V

OFFICERS

                        SECTION 1.               Executive Officers. The executive officers of the Corporation shall be elected by the Board of Directors and shall be a President, an Executive Vice President, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, a Controller and a Secretary. (Reference in these By−Laws to the "Vice Presidents" shall, unless the context indicates otherwise, be deemed to include the Executive Vice President, the Senior Vice Presidents and the Vice Presidents.) Any number of offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The powers and duties of the officers shall be as specified in these By−Laws or as may from time to time be determined by the Board of Directors.

                        SECTION 2.               Election and Term. The executive officers shall be elected by the Board at the first meeting thereof after each annual meeting of stockholders. Each executive officer shall be elected to serve until the next annual meeting of the Board of Directors and until his successor shall have been duly elected and shall qualify.

                        SECTION 3.               Other Officers. The Board of Directors may also appoint such other officers and agents as it may deem necessary for the transaction of the business of the Corporation. Such officers and agents shall hold office for such period, have such authority and perform such duties as shall be determined from time to time by the Board.

                        SECTION 4.               The President. The President shall, if present, preside at all meetings of stockholders and of the Board of Directors, and shall keep the Board of Directors fully informed and shall freely consult with them concerning the business of the Corporation. He shall be the chief executive officer of the Corporation, and, subject to the control of the Board of Directors, shall have general direction and supervision over the business and affairs of the Corporation and, in general, perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board of Directors. The President shall at all times be a citizen of the United States.

                        SECTION 5.               Vice Presidents. The Executive Vice President and the Senior Vice President or Senior Vice Presidents, and the other Vice President or Vice Presidents, in that order, shall in the absence of the President perform all of the duties and exercise all of the powers of the President, to the extent and in the respects authorized by the Board of Directors or these By−Laws, and each of them shall have such duties as from time to time may be assigned to him by the Board of Directors. The Executive Vice President shall at all times be a citizen of the United States.

                        SECTION 6.               The Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall have charge and custody of and be responsible for all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these By−Laws; at all reasonable times exhibit his books of account and records to any of the directors of the Corporation upon application during business hours at the place where such books and records are kept; receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever; and in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

                        SECTION 7.               The Controller. The Controller shall be the chief accounting officer of the Corporation and shall keep or cause to be kept at the principal place of business of the Corporation, and shall be responsible for the keeping of, correct records of the business and transactions of the Corporation and shall exhibit such records to any of the directors or the President or Treasurer of the Corporation upon application during business hours at the office of the Corporation where such records are kept.

                        SECTION 8.               The Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose all the proceedings of the meetings of the Board of Directors and the stockholders of the Corporation; shall attend to the giving of all notices of such meetings in accordance with the provisions of these By−Laws and as required by law; shall be custodian of the records (other than financial) and of the seal of the Corporation and have authority to affix the seal to all documents the execution of which on behalf of the Corporation is duly authorized in accordance with the provisions of these By−Laws; and in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or the President.

                        SECTION 9.               Certain Officers to Give Bonds. Every officer, agent or employee of the Corporation, who may receive, handle, or disburse money for its account or who may have any of the Corporation's property in his custody or be responsible for its safety or preservation, may be required in the discretion of the Board of Directors to give bond, in the sum and with such sureties and in such form as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in the event of his death, resignation or removal from office, of all books, papers, vouchers, monies and other property of whatsoever kind in his custody belonging to the Corporation.

                        SECTION 10.             Compensation. The compensation of the executive officers of the Corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation or a member of any committee.

                        SECTION 11.             Tax Returns. Unless otherwise provided by the Board of Directors, the President, any of the Vice Presidents, the Treasurer, the Controller or the Secretary shall be authorized to sign tax returns on behalf of the Corporation.

ARTICLE VI

RESIGNATIONS AND REMOVALS

                        SECTION 1.               Resignations. Any director or officer of the Corporation may resign as such at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation, and any member of any committee may resign at any time by giving notice either as aforesaid or to the Committee of which he is a member or to the chairman thereof. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

                        SECTION 2.               Removals. The stockholders at any meeting called for the purpose, by vote of the majority of the outstanding stock entitled to vote, may at any time remove any director with or without cause. The Board of Directors by vote of not less than a majority of the whole Board may at any time with or without cause remove from office any officer or committee member elected or appointed by it.

ARTICLE VII

VACANCIES

                        SECTION 1.               Among Directors. If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office, increase in the number of directors, or otherwise, a majority of the directors then in office, although less than a quorum, or the sole remaining director, shall have the exclusive right to choose a successor to fill such vacancy, and any director so chosen shall hold office, subject to the provisions of these By−Laws, until the next annual election of directors and until his successor shall be duly elected and shall qualify.

                        SECTION 2.               Among Officers, etc. If the office of the President, any of the Vice Presidents, the Treasurer, the Controller or the Secretary, or of any other officer or member of any committee, becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the Board of Directors shall have the exclusive right to fill such vacancy or vacancies.

ARTICLE VIII

CITIZENSHIP OF STOCKHOLDERS

                        The outstanding shares of the Corporation shall at all times be owned by citizens of the United States to such extent as will, in the judgment of the Board, reasonably assure the preservation of the Corporation's status as a United States citizen within the provisions of Section 2 of the Shipping Act of 1916, as amended, or any successor statute applicable to the business being conducted by the Corporation (the "Citizenship Provisions"). The Board of Directors may restrict any original issuance of shares of the Corporation to citizens of the United States as defined in the Citizenship Provisions ("United States Citizens"), and, in any event, shall from time to time establish, as a condition to the issuance or transfer of shares of the Corporation to non−United States Citizens, the minimum percentage of the total outstanding shares of the Corporation which shall be owned by United States Citizens (the "Minimum U.S. Ownership"), which minimum percentage may, in the discretion of the Board of Directors, exceed the minimum percentage required by law. Nothing herein shall be deemed to preclude ownership by United States Citizens of shares of the Corporation in excess of the Minimum U.S. Ownership.

                        Certificates evidencing shares of stock of the Corporation may be issued in separate series, denominated respectively "Domestic Share Certificates" and "Foreign Share Certificates". Domestic Share Certificates shall be issued in respect of shares owned of record and beneficially by United States Citizens; Foreign Share Certificates shall be issued in respect of shares owned of record or beneficially by non−United States Citizens. Holders of Domestic Shares Certificates and of Foreign Share Certificates shall have in all respects the same corporate status and corporate rights, share for share, except that transfers of Domestic Share Certificates to non−United States Citizens shall be restricted as herein provided.

                        If any shares evidenced by Domestic Share Certificates or by Foreign Share Certificates shall be transferred to United States Citizens, the share certificates issued to the transferee in respect of the shares transferred shall be Domestic Share Certificates. Any purported transfer to non−United States Citizens of shares evidenced by Domestic Share Certificates which, at the time of presentation to the transfer agent of the Corporation, would result in reducing the ownership of shares by United States Citizens below the Minimum U.S. Ownership shall not be recorded on the books of the Corporation and shall be ineffective to transfer the shares or any voting or other rights in respect thereof, and the Corporation may regard the Certificate, whether or not validly issued, as having been invalidly issued. The Board may establish reasonable procedures with respect to the order in which and terms upon which such transfers may be given effect when the transfer to non−United States Citizens of shares evidenced by Domestic Share Certificates will not result in reducing the ownership of shares by United States Citizens below the Minimum U.S. Ownership. In the case of any permitted transfer to non−United States Citizens of shares evidenced by Domestic Shares Certificates, and in the case of any transfer to non−United States Citizens of shares evidenced by Foreign Share Certificates, the share certificates issued to the transferee in respect of the shares transferred shall be Foreign Share Certificates.

                        The Board may establish from time to time reasonable procedures for establishing the citizenship of stockholders of the Corporation and, without limiting the foregoing, may require that in connection with each issue or transfer of shares of the Corporation the purchaser or transferee shall certify his citizenship status and such matters relevant thereto as the Board may require.

                        The Board may also establish from time to time such other reasonable procedures as it may deem desirable for the purposes of implementing the provisions of Article FIFTH of the Certificate of Incorporation and this Article VIII.

ARTICLE IX

CAPITAL STOCK

                        SECTION 1.               Form and Issuance. Subject to Article VIII of these By−Laws, certificates of stock shall be issued in such form as may be approved by the Board of Directors and shall be signed by, or in the name of the Corporation by, the President or any of the Vice Presidents, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation; provided, however, that if any such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation and the seal of the Corporation on such Certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

                        The Corporation shall be entitled to treat the holder of record of any shares or shares of stock as the owner in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, save as provided by the laws of the State of Delaware.

                        SECTION 2.               Transfer of Shares of Stock. Except as otherwise provided in the Certificate of Incorporation or in these By−Laws, shares of stock shall be transferable on the books of the Corporation by the holder thereof or by his attorney thereunto duly authorized upon the surrender and cancellation of certificates for a like number of shares.

                        SECTION 3.               Old Certificates to be Cancelled; Lost, Stolen, or Destroyed Certificates. Except in cases of lost, stolen or destroyed certificates, and in that case only after conforming to the requirements hereinafter provided, no new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled.

                        Any person claiming a certificate of stock to be lost or destroyed shall make such affidavit or affirmation of that fact as the Board of Directors may require and at the option of the Board of Directors shall give the Corporation and/or its transfer agent or agents, registrar or registrars, a bond of indemnity, in the form and with one or more sureties satisfactory to the Board of Directors, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost or destroyed, and, if required by such Board, a final order or decree of a court of competent jurisdiction of the right of any such person to receive a new certificate shall be procured.

                        SECTION 4.               Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty, nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such other action or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                        SECTION 5.               Regulations. The Board of Directors may make such regulations as it may deem expedient concerning the issue, transfer and registration of stock and may from time to time appoint such transfer agents or registrars of shares as it may deem advisable and may define their powers and duties.

ARTICLE X

NEGOTIABLE INSTRUMENTS, CONTRACTS, ETC.

                        SECTION 1.               Signatures on Checks, Etc. All checks, drafts, bills of exchange, notes or other instruments or orders for the payment of money or evidences of indebtedness shall be signed for or in the name of the Corporation by such officer or officers, person or persons, as the Board of Directors may from time to time designate by resolution, and in the absence of such resolution by the President or any of the Vice Presidents.

                        SECTION 2.               Execution of Contracts. The President or any of the Vice Presidents, and any other officer or officers that the Board of Directors may designate shall have full authority in the name of and on behalf of the Corporation to enter into any contract or execute and deliver any instruments or notes, or other evidences of indebtedness unless such authority shall be limited by the Board of Directors to specific instances.

                        SECTION 3.               Bank Accounts. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may from time to time be delegated by the Board of Directors.

ARTICLE XI

CORPORATE SEAL

                        The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal - Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced in any manner whatsoever.

ARTICLE XII

FISCAL YEAR

                        The fiscal year of the Corporation shall end on such date as may be determined by the Board of Directors.

ARTICLE XIII

VOTING OF STOCK HELD

                        Unless otherwise provided by resolution of the Board of Directors, the President or any of the Vice Presidents may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or association, or to consent in writing to any action by any such other corporation or association, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he may deem necessary or proper in the premises; or the President or any of the Vice Presidents may himself attend any meeting of the holders of stock or other securities of any such other corporation or association and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation or association, or may consent in writing to any action by any such other corporation or association.

ARTICLE XIV

AMENDMENTS

                        The Board of Directors at any regular meeting or special meeting called for the purpose, and the stockholders at any annual meeting or special meeting called for the purpose, may make, alter, amend or repeal the By−Laws of the Corporation or any of them and, in the latter case, provided that notice of such alteration, amendment or repeal or adoption of new By-Laws is contained in the notice of such meeting of stockholders.

ARTICLE XV

INDEMNIFICATION

                        SECTION 1.               Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any action, suit, claim, inquiry or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) and whether formal or informal (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other entity, including service with respect to employee benefit plans, against all liability and loss suffered, and expenses (including attorneys' fees) actually and reasonably incurred, by such Covered Person in connection with such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3, the Corporation shall be required to indemnify or advance expenses to a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person (and not by way of defense) only if the commencement of such Proceeding (or part thereof) by the Covered Person (i) was authorized in the specific case by the Board of Directors, or (ii) was brought to establish or enforce a right to indemnification under these by−laws, the Corporation's Certificate of Incorporation, any agreement, the Delaware General Corporation Law or otherwise.

                        SECTION 2.               Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) actually and reasonably incurred by a Covered Person who was or is made or is threatened to be made a party to or a witness in or is otherwise involved in any Proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other entity, including service with respect to employee benefit plans in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article XVI or otherwise.

                        SECTION 3.               Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article XVI is not paid in full within thirty days after a written claim therefor by the Covered Person has been presented to the Corporation, the Covered Person may file suit against the Corporation to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In addition, the Covered Person may file suit against the Corporation to establish a right to indemnification or advancement of expenses. In any such action the Corporation shall have the burden of proving by clear and convincing evidence that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

                        SECTION 4.               Non-exclusivity of Rights. The rights conferred on any Covered Person by this Article XVI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, any insurance policy, vote of stockholders or disinterested directors or otherwise.

                        SECTION 5.               Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced to the extent such Covered Person has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise payable by the Corporation.

                        SECTION 6.               Amendment or Repeal. Any repeal or modification of the provisions of this Article XVI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

                        SECTION 7.               Other Indemnification and Prepayment of Expenses. This Article XVI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.